UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. (the “Company”) held on June 4, 2014, the Company’s stockholders elected each of the Company’s three nominees for Class II directors for a three-year term expiring in 2017, ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015, approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the Annual Meeting, approved an amendment to our Charter to declassify our board of directors, approved an amendment to our Charter to permit shareholders to remove directors with or without cause and approved an amendment to our Charter to change our name to “The Children’s Place, Inc.”, each amendment as described in the Company’s proxy statement for the Annual Meeting.

The final results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Class II Directors
Joseph Alutto	19,406,506	360,834	1,376	1,055,970
Joseph Gromek	17,257,185	2,510,154	1,377	1,055,970
Susan Sobbott	19,636,057	131,302	1,357	1,055,970

Ratification of the Appointment Of Independent Registered Public Accounting Firm	20,801,518	19,150	4,017	0.00

Compensation Paid to Named Executive Officers	12,082,667	7,672,248	11,121	1,058,650

Proposed Amendment to Charter to Declassify Board of Directors	19,758,170	2,951	7,595	1,055,970

Proposed Amendment to Charter to Permit Shareholders to Remove Directors With or Without Cause	19,744,109	15,443	9,164	1,055,970

Proposed Amendment to Charter to Change the Company’s Name	20,785,937	4,504	2,294	31,951

*          *          *

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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014

THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Jane Elfers
	Name:	Jane Elfers
	Title:	President and Chief Executive Officer

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